FS Energy & Power Fund 8-K

Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of October 18, 2012 (together with all schedules and exhibits hereto, this “Third Amendment”), is entered into by and among FSEP TERM FUNDING, LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as administrative agent (in such capacity, the “Administrative Agent”) and a Lender (as defined in the Credit Agreement). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.   The Borrower, the Administrative Agent and the Lender are parties to a Credit Agreement, dated as of June 24, 2011, as amended by the First Amendment to Credit Agreement, dated as of May 30, 2012 and the Second Amendment to Credit Agreement, dated as of August 28, 2012 (collectively, the “Credit Agreement” and the Credit Agreement, as amended by this Third Amendment, the “Amended Credit Agreement”), which provides, among other things, for revolving Loans to be made by the Lender to the Borrower in an aggregate principal amount not exceeding $175,000,000.

B.   The Borrower, the Administrative Agent and the Lender desire to provide for an additional commitment to make delayed draw term Loans in an aggregate principal amount not exceeding $65,000,000 in the form of a Tranche D Commitment that has a different Applicable Margin from the Applicable Margin applicable to the Tranche A Commitment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)   The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Third Amendment Closing Date” means October 18, 2012.

“Tranche D Commitment” means (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $65,000,000 or (y) such lesser amount remaining following any reduction of the Tranche D Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) and (b) on and after the Commitment Termination Date, zero.

“Tranche D Commitment Rate” means the following percentages per annum, based on the date for which such rate is determined:

Number of days after the Third Amendment Closing Date	Tranche D Commitment Rate
Less than or equal to 45 days	Zero
Greater than 45 days and less than or equal to 75 days	0.75%
Greater than 75 days	0.80%

“Tranche D Delayed Draw Term Loan” means each Loan made under the Tranche D Commitment.

“Tranche D Lender” means each Lender that has a Tranche D Commitment.

(b)   The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Applicable Margin” means (a) with respect to all outstanding Tranche A Loans provided by the Tranche A Lenders, 1.60% per annum, (b) with respect to all outstanding Tranche B Loans provided by the Tranche B Lenders, 1.85% per annum, (c) with respect to all outstanding Tranche C Delayed Draw Term Loans provided by the Tranche C Lenders, 1.85% per annum and (d) with respect to all outstanding Tranche D Delayed Draw Term Loans provided by the Tranche D Lenders, 1.85% per annum.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 (Commitment), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth on the signature page for such Lender or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, with respect to the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche D Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” means (a) with respect to the Tranche A Commitment and the Tranche B Commitment, for each day, the Unused Amount as of such day (calculated with respect to the Tranche A Commitment and the Tranche B Commitment only) multiplied by a fraction, the numerator of which is 0.75% and the denominator of which is 360, (b) with respect to the Tranche C Commitment, for each day, the Unused Amount as of such day (calculated with respect to the Tranche C Commitment only) multiplied by a fraction, the numerator of which is the Tranche C Commitment Rate and the denominator of which is 360 and (c) with respect to the Tranche D Commitment, for each day, the Unused Amount as of such day (calculated with respect to the Tranche D Commitment only) multiplied by a fraction, the numerator of which is the Tranche D Commitment Rate and the denominator of which is 360; provided that such Commitment Fee shall not begin to accrue with respect to the Tranche B Commitment until July 30, 2012.

“Make Whole Fee” means (a) with respect to any reduction in the Tranche A Commitment or the Tranche B Commitment, the product of (i) the sum of (x) 0.25% multiplied by the lesser of (A) the Unused Commitment Amount and (B) the Commitment Reduction Amount and (y) 0.75% multiplied by the greater of (A) the Commitment Reduction Amount less the Unused Commitment Amount and (B) zero multiplied by (ii) the number of days remaining until the Scheduled Commitment Termination Date, divided by 360, less any Make Whole Fee Rebate, (b) with respect to any reduction in the Tranche C Commitment (whether following a repayment of any Tranche C Delayed Draw Term Loan prior to the Maturity Date or otherwise), the product of (i) 0.80% multiplied by (ii) the Commitment Reduction Amount (calculated with respect to the Tranche C Commitment only) multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date, divided by 360, less any Make Whole Fee Rebate and (c) with respect to any reduction in the Tranche D Commitment (whether following a repayment of any Tranche D Delayed Draw Term Loan prior to the Maturity Date or otherwise), the product of (i) 0.80% multiplied by (ii) the Commitment Reduction Amount (calculated with respect to the Tranche D Commitment only) multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date, divided by 360, less any Make Whole Fee Rebate; provided that for purposes of clause (a) above, Unused Commitment Amount and Commitment Reduction Amount shall be calculated with respect to the Tranche A Commitment and the Tranche B Commitment only; provided further that in no event shall the Make Whole Fee be less than zero.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $240,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) and (b) on and after the Commitment Termination Date, zero.

(c)   Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions of this Agreement, each Lender severally commits, from the Closing Date to the Commitment Termination Date, to make revolving loans in the form of Tranche A Loans and Tranche B Loans and to make term loans in the form of Tranche C Delayed Draw Term Loans and Tranche D Delayed Draw Term Loans (collectively, “Loans”) to the Borrower, in an aggregate amount not to exceed at any time the outstanding amount of such Lender’s Commitment with respect to the Loans; provided that the Lenders shall not be required to make any Loans hereunder if, after giving effect thereto and to the receipt and application by the Borrower of the proceeds of such Loans, the then aggregate outstanding principal amount of such Loans would exceed the lesser of (i) the Maximum Commitment and (ii) the Maximum Advance Amount at such time. Subject to the preceding limitation and the terms and conditions of this Agreement, the Borrower may from time to time borrow, prepay, repay and reborrow Tranche A Loans and Tranche B Loans. Any Tranche C Delayed Draw Term Loan or Tranche D Delayed Draw Term Loan (or portion thereof) that has been repaid cannot be reborrowed.

(b) Each Loan made by the Lenders hereunder shall be made as a Tranche A Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche A Loans does not exceed the Tranche A Commitment; provided that any Loan (or portion thereof) in excess of the Tranche A Commitment made by the Lenders hereunder shall be made as a Tranche B Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche B Loans does not exceed the Tranche B Commitment; provided further that any Loan (or portion thereof) in excess of the Tranche A Commitment and the Tranche B Commitment made by the Lenders hereunder shall be made as a Tranche C Delayed Draw Term Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche C Delayed Draw Term Loans does not exceed the Tranche C Commitment; provided further that any Loan (or portion thereof) in excess of the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment made by the Lenders hereunder shall be made as a Tranche D Delayed Draw Term Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche D Delayed Draw Term Loans does not exceed the Tranche D Commitment.”

(d)   Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date. Upon any repayment of a Tranche C Delayed Draw Term Loan or a Tranche D Delayed Draw Term Loan, the Tranche C Commitment or the Tranche D Commitment, as applicable, and the Maximum Commitment shall each be reduced by the amount of such repayment. Any repayment of a Tranche C Delayed Draw Term Loan or a Tranche D Delayed Draw Term Loan prior to the Maturity Date shall be accompanied by the applicable Make Whole Fee pursuant to this Section 2.02. The Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least ten (10) Business Days’ prior written notice to the Administrative Agent specifying the amount of such reduction, which notice shall be irrevocable once given; provided that (i) no reduction may reduce the Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans and (iv) any such reduction shall be applied, unless specified by the Borrower to reduce the Tranche C Commitment or the Tranche D Commitment, first to reduce the Tranche B Commitment, second to reduce the Tranche A Commitment, third to reduce the Tranche D Commitment and fourth to reduce the Tranche C Commitment, in each case pro rata with respect to each Lender’s Commitment with respect to such tranche of Loans. The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the pro rata reduction of such Lender’s Commitment.

(b) Concurrently with any reduction in the Maximum Commitment or termination of the Lenders’ Commitment to make Loans hereunder prior to the Scheduled Commitment Termination Date for whatever reason (including following the occurrence of an Event of Default or a repayment of any Tranche C Delayed Draw Term Loan or Tranche D Delayed Draw Term Loan prior to the Maturity Date), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, the applicable Make Whole Fee; provided that, in no event shall any Make Whole Fee be payable in connection with any reduction or termination of the Maximum Commitment by the Administrative Agent or the Lenders under Section 2.04.”

(e)   Section 3.03(b) of the Credit Agreement is hereby amended by amending and restating clause (iv) in its entirety to read as follows:

“(iv) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the aggregate outstanding principal amount of any Tranche C Delayed Draw Term Loans or Tranche D Delayed Draw Term Loans, and permanently reduce the Tranche C Commitments or Tranche D Commitments in connection therewith, prior to the Maturity Date subject to the payment of the Make Whole Fee required under Section 2.02(b).”

(f)   Exhibit B to the Credit Agreement is deleted and replaced by Exhibit B to this Third Amendment.

(g)   Number 4 of Exhibit C to the Credit Agreement is deleted and replaced by the following:

“4.   Type of Loan: Type of Loan: [Tranche A Loan][Tranche B Loan][Tranche C Delayed Draw Term Loan][Tranche D Delayed Draw Term Loan]”

Section 2.        Conditions Precedent. It shall be a condition precedent to the effectiveness of this Third Amendment that each of the following conditions are satisfied:

(a)   Agreements. The Administrative Agent shall have received an executed counterpart of this Third Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b)   Evidence of Authority. The Administrative Agent shall have received:

(1)   a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Third Amendment Closing Date, as to:

(i)   the authority of the Borrower to execute and deliver this Third Amendment and to perform its obligations under the Credit Agreement and the Notes, in each case as amended by this Third Amendment and each other Credit Document to be executed by it in connection with this Third Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)   the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Third Amendment and the other Credit Documents to be executed and delivered in connection with this Third Amendment and to act with respect to this Third Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party to the Amended Credit Agreement), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificate; and

(iii)   the absence of any changes in the Organic Documents of the Borrower since the copies delivered to the Administrative Agent in connection with the closing of the Credit Agreement; and

(2)   such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c)   Notes. Upon the request of any Lender to the Borrower made in accordance with Section 3.02 of the Amended Credit Agreement, such Lender shall have received a Note substantially identical to Exhibit B to the Amended Credit Agreement duly executed and delivered by an Authorized Representative of the Borrower. Upon each requesting Lender’s receipt of such Note, such Lender shall promptly return to the Borrower the Note delivered by the Borrower to such Lender on the Closing Date.

(d)   Certificate as to Conditions, Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Third Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(1)   all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)   all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

(3)   all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Third Amendment Closing Date (unless expressly made as of a certain date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

(4)   no Default or Event of Default shall be continuing.

(e)   Opinions of Counsel. The Administrative Agent shall have received a customary opinion letter, dated as of the Third Amendment Closing Date and addressed to the Lenders and the Administrative Agent, from Dechert LLP, counsel to the Borrower, the Manager and FS Advisor, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

(f)   Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit G-2 hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of the Manager set forth therein shall be true and correct in all material respects as of the Third Amendment Closing Date with the same effect as if then made.

(g)   FS Advisor Letter. The Administrative Agent shall have received from FS Advisor a letter in the form of Exhibit I-2 hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of FS Advisor set forth therein shall be true and correct in all material respects as of the Third Amendment Closing Date with the same effect as if then made.

(h)   Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Amended Credit Agreement.

(i)   Federal Reserve Form U-1. Each Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the relevant Lender reflecting the Maximum Commitment as amended by this Third Amendment.

(j)   After giving effect to any requested Borrowing on the Third Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(k)   Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Amended Credit Agreement and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Third Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Third Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Lenders and their counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Third Amendment and the Amended Credit Agreement shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3. Miscellaneous.

(a)   GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)   Amendments, Etc. None of the terms of this Third Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Administrative Agent and the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)   Severability. If any one or more of the covenants, agreements, provisions or terms of this Third Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Third Amendment and shall in no way affect the validity or enforceability of the other provisions of this Third Amendment.

(d)   Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, including by .pdf attachment to a transmission by electronic mail or by facsimile transmission, which counterparts shall together constitute one and the same instrument; provided that it is understood and agreed that each of the parties hereto shall deliver to the other party manually executed originals promptly following the date of this Third Amendment.

(e)   Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)   Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Third Amendment.

(g)   Entire Agreement. This Third Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

FSEP TERM FUNDING, LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker Title: Executive Vice President

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Director

By:	/s/ Satish Ramakrishna
Name: Satish Ramakrishna Title: Managing Director

LENDER

DEUTSCHE BANK AG, NEW YORK BRANCH as Lender

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson Title: Director

By:	/s/ Satish Ramakrishna
Name: Satish Ramakrishna Title: Managing Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Type of Commitment:	Amount of Commitment:	Percentage of Tranche:
Tranche A Commitment	$50,000,000	100%
Tranche B Commitment	$50,000,000	100%
Tranche C Commitment	$75,000,000	100%
Tranche D Commitment	$65,000,000	100%

Total Commitment:	$240,000,000